Exhibit 4.2

MELCO PBL ENTERTAINMENT (MACAU) LIMITED

Number	Ordinary Shares
-[ ]-	-[ ]-

Incorporated in the Cayman Islands under the Companies Law

(as amended or revised from time to time)

The authorised share capital of the Company is US$15,000,000 divided into 1,500,000,000 ordinary shares of a nominal or par value of US$0.01 each

THIS CERTIFIES THAT [            ] of [            ] is the registered holder of [            ] Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof.

Executed on behalf of the Company this [            ] day of [            ] 20 [        ].

                                          [Seal]

Director/Secretary

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

    TRANSFER

I                                                           (the Transferor) for the value received DO HEREBY transfer to                                                   (the Transferee) the                                                                   shares standing in my name in

MELCO PBL ENTERTAINMENT (MACAU) LIMITED

To hold the same unto the Transferee

Dated

Signed by the Transferor

In the presence of:

Witness	Transferor